UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2006

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Nortel Networks Corporation is filing this amendment to its Current Report on Form 8-K/A, which it filed on June 27, 2006, to reflect that the definitive settlement agreements disclosed therein are material definitive agreements within the meaning of Item 1.01 of Form 8-K.
Item 1.01     Entry into a Material Definitive Agreement
On June 21, 2006, the registrant entered into stipulations and agreements of settlement with the lead plaintiffs in two significant class action lawsuits pending in the Southern District of New York.
As previously disclosed, the proposed settlement was conditioned, among other things, on the resolution of related Canadian shareholder class actions. The registrant has now also reached agreement with the plaintiffs in those Canadian actions with respect to the global settlement as set forth in the stipulations and agreements of settlement.
As previously disclosed, under the terms of the global settlement, subject to certain approvals, the registrant would make a payment of US$575 million in cash, issue 628,667,750 of its common shares (representing approximately 14.5% of its equity), and contribute one-half of any recovery in the existing litigation by the registrant against Messrs. Frank Dunn, Douglas Beatty and Michael Gollogly, the registrant’s former senior officers who were terminated for cause in April 2004. The cash amount bears interest as of March 23, 2006 at a prescribed rate and was paid into escrow as of June 1, 2006 pending satisfactory completion of all conditions to the settlement. Further, previously announced settlement terms with respect to insurance and corporate governance related matters remain unchanged. The settlement contains no admission of wrongdoing by the registrant or any of the other defendants.
The settlement remains conditioned, among other things, on receipt of all required court, securities regulatory and stock exchange approvals. Although settlement agreements have been entered into, at this time, there can be no assurance that all conditions to such agreements will be satisfied.
The settlement does not encompass the previously disclosed related ERISA action, the previously disclosed pending application in Canada for leave to commence a derivative action against certain current and former officers and directors of Nortel, and the previously reported proposed Ontario shareholder class action against Nortel and certain current and former directors and certain former officers in respect of the payment of cash bonuses to executives, officers and employees in 2003 and 2004 under the Nortel Networks Return to Profitability bonus program.
The registrant’s press release dated June 21, 2006 with respect to the definitive settlement agreements is attached hereto as Exhibit 99.1 and incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).
Item 9.01.     Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release issued by the registrant on June 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: June 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on June 21, 2006.

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